Exhibit 24.2

Power of Attorney

Rio Tinto Finance (USA) Limited

Amendment and restatement of Indenture

Allens Arthur Robinson

Level 27

530 Collins Street

Melbourne VIC 3000 Australia

Tel +61 3 9614 1011

Fax +61 3 9614 4661

www.aar.com.au

© Copyright Allens Arthur Robinson, Australia 2012

Page (i)

Power of Attorney

Date	16 March 2012

Parties	Deed Poll by:

Rio Tinto Finance (USA) Limited (ACN 062 129 551) incorporated in Australia of Level 33, 120 Collins Street Melbourne, VIC 3000 (the Principal).

It is declared as follows.

1.	Appointment

The Principal appoints each director of the Company, the Company Secretary, Ulf Quellmann, Jonathan Slade, Elise Do, Cheree Finan and Alexander Chmel (each an Attorney) severally as the attorney of the Principal.

2.	Powers

Each Attorney may do any of the following in the Principal’s name or in its own name as the act of the Principal.

(a)	Execute under hand or under seal and deliver each document described in the Schedule (each a Document) in form and substance as the Attorney thinks fit.

(b)	Complete any blanks in, supplement or amend any Document (whether or not material and whether or not involving changes to the parties).

(c)	Do anything in the opinion of the relevant Attorney necessary, advisable or incidental in connection with any transaction contemplated by any Document or the effective exercise of any power under this Deed.

(d)	Appoint sub-attorneys.

3.	Ratification

The Principal shall ratify anything done by an Attorney under this Deed.

4.	Delegation

This Deed applies to a sub-attorney. An Attorney may execute any Document on behalf of the Principal even if it contains a power of attorney or other delegation.

5.	Conflict of Interest

An Attorney may execute a Document or do anything (and that Document or thing will be valid) even if the Attorney is in any way:

(a)	interested in the Document or thing; or

Power of Attorney

(b)	connected with a person who is in any way interested in the Document or thing.

6.	Indemnity

The Principal shall indemnify each Attorney against any loss, cost, charge, liability or expense the Attorney may sustain or incur as a direct or indirect consequence of the exercise of any power under this Deed.

7.	Revocation

This power of attorney can be revoked only by written notice from the Principal to the relevant Attorney. A certificate signed by an Attorney that the Attorney has received no notice of revocation of the powers conferred by this Deed is conclusive evidence of that fact.

8.	Personal Liability and No Warranty

The exercise by an Attorney of any power under this Deed does not involve the assumption by that Attorney, or by that Attorney’s partners or employers (excluding the Principal), of any personal liability nor an express or implied warranty by any of them as to the validity of this Deed or the Attorney’s authority to exercise the power.

9.	Registration

The Principal shall register this Deed in any jurisdiction where registration is necessary or advisable for validity. Any Attorney may register this Deed and the Principal shall reimburse the Attorney for any costs of registration.

10.	Governing Law and Jurisdiction

This Deed is governed by the laws of Victoria. In relation to it and related non-contractual matters each party irrevocably submits to the non-exclusive jurisdiction of courts with jurisdiction there.

Power of Attorney

Schedule

Documents

1.	The Amended and Restated Indenture between, among others, the Principal, Rio Tinto Limited and the Bank of New York Mellon.

2.	Any Officer’s Certificate to be executed by the Principal.

3.	Any other document which the relevant Attorney thinks necessary, advisable or incidental in connection with any other Document or any transaction contemplated by any other Document.

Power of Attorney

Executed and delivered as a Deed in Melbourne

Executed as a deed in accordance with

section 127 of the Corporations Act 2001 by Rio

Tinto Finance (USA) Limited:

/s/ Graham John Reid	/s/ Stephen John Consedine
Director Signature	Director/Secretary Signature

Graham John Reid	Stephen John Consedine
Print Name	Print Name